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                                                                                                      EXHIBIT 11
                                                                                                     Page 1 of 2
                                              FAMILY DOLLAR STORES, INC.
                                   STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           THREE MONTHS ENDED             THREE MONTHS ENDED
AS PRESENTED                                               FEBRUARY 28, 1998               FEBRUARY 28, 1997
                                                        BASIC         DILUTED            BASIC       DILUTED
AVERAGE SHARES OUTSTANDING                           85,969,768      85,969,768        85,563,550     85,563,550

NET INCOME                                          $27,596,563     $27,596,563       $20,001,714    $20,001,714

NET INCOME PER SHARE                                      $ .32           $ .32             $ .23          $ .23

NET INCOME PER SHARE AS ADJUSTED
    FOR 2 FOR 1 STOCK SPLIT                               $ .16           $ .16             $ .12          $ .12

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              1,878,402                        1,645,053

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
   ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
   METHOD (AVERAGE MARKET PRICE)                                     (1,258,576)                      (1,406,270)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                619,826                          238,783

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .72%                             .28%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                      86,589,594                       85,802,333

NET INCOME                                                          $27,596,563                      $20,001,714

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .32                            $ .23

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE COMMON
   STOCK EQUIVALENTS) AS ADJUSTED FOR 2 FOR 1 STOCK SPLIT                 $ .16                            $ .12

     * All figures have been adjusted for the three-for-two stock split effective July 15, 1997.
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                                                                                                       EXHIBIT 11
                                                                                                      Page 2 of 2
                                            FAMILY DOLLAR STORES, INC.
                                 STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                            SIX MONTHS ENDED               SIX MONTHS ENDED
AS PRESENTED                                               FEBRUARY 28, 1998               FEBRUARY 28, 1997
                                                         BASIC        DILUTED            BASIC       DILUTED
AVERAGE SHARES OUTSTANDING                           85,917,856      85,917,856        85,424,709      85,424,709

NET INCOME                                          $51,923,532     $51,923,532       $37,361,536     $37,361,536

NET INCOME PER SHARE                                      $ .60           $ .60             $ .43           $ .43

NET INCOME PER SHARE AS ADJUSTED
   FOR 2 FOR 1 STOCK SPLIT                                $ .30           $ .30             $ .22           $ .22

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                              1,887,615                         1,577,749

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE)                                      (1,317,515)                       (1,395,393)

NET PRO FORMA COMMON STOCK EQUIVALENT INCREMENTAL SHARES                570,100                           182,356

PERCENTAGE DILUTION FROM PRO FORMA COMMON
   STOCK EQUIVALENT INCREMENTAL SHARES                                     .66%                              .21%

TOTAL COMMON STOCK AND COMMON STOCK EQUIVALENTS                      86,487,956                        85,607,065

NET INCOME                                                          $51,923,532                       $37,361,536

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                                              $ .60                             $ .43

PRO FORMA NET INCOME PER SHARE (INCLUDING DILUTIVE COMMON
   STOCK EQUIVALENTS) AS ADJUSTED FOR 2 FOR 1 STOCK SPLIT                 $ .30                             $ .22

     * All figures have been adjusted for the three-for-two stock split effective July 15, 1997.
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